UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

PHENIXFIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-4576073
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

445 Park Avenue, 10th Floor
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
5.25% Notes due 2028	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-258913

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 5.25% notes due 2028 (the “Notes”) of PhenixFIN Corporation, a Delaware corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of the Notes” in the prospectus supplement dated November 9, 2021 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in the form in which it was filed with the Securities and Exchange Commission on November 12, 2021. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form N-2 (File No. 333-258913), which was initially filed with the Securities and Exchange Commission on August 19, 2021 and became effective on October 19, 2021. The Notes have been approved for listing on the Nasdaq Global Market under the symbol “PFXNZ.”

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

3.1	Certificate of Incorporation (Incorporated by reference to Exhibit 99.A.3 to the Registrant’s Pre-effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-166491), filed on November 23, 2010).

3.2	Certificate of Amendment to the Certificate of Incorporation (Incorporated by reference to the Current Report on Form 8-K filed on July 13, 2020).

3.3	Certificate of Amendment to Certificate of Incorporation (Incorporated by reference to the Current Report on Form 8-K filed December 28, 2020).

3.4	Form of Bylaws (Incorporated by reference to Exhibit 99.B.3 to the Registrant’s Pre-effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-166491), filed on November 23, 2010).

3.5	Amendment No. 1 to Bylaws (Incorporated by reference to the Current Report on Form 8-K filed February 7, 2019).

3.6	Amendment No. 2 to Bylaws (Incorporated by reference to the Current Report on Form 8-K filed December 28, 2020).

3.7	Amendment No. 3 to the Bylaws of PhenixFIN Corporation, effective February 10, 2021 (Incorporated by reference to the Current Report on Form 8-K filed February 16, 2021.

4.1	Form of Stock Certificate (Incorporated by reference to Exhibit 99.D to the Registrant’s Pre-effective Amendment No. 3 to the Registration Statement on Form N-2 (File No. 333-166491), filed on November 23, 2010).

4.2	Indenture, dated February 7, 2012, between Medley Capital Corporation and U.S. Bank National Association, as Trustee (Incorporated by reference to Exhibit 99.D.2 to the Registrant’s Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-179237), filed on February 13, 2012).

4.3	Second Supplemental Indenture, dated March 18, 2013, relating to the 6.125% Notes due 2023, between Medley Capital Corporation and U.S. Bank National Association, as Trustee (Incorporated by reference to Exhibit 99.D.4 to the Registrant’s Post-Effective Amendment No. 7 to the Registration Statement on Form N-2 (File No. 333-179237), filed on March 15, 2013).

4.4	Form of Global Note with respect to the 6.125% Notes due 2023, incorporated by reference to Exhibit 4.3 hereto.

4.5	Fourth Supplemental Indenture, dated November 15, 2021, relating to the 5.25% Notes due 2028, between PhenixFIN Corporation and U.S. Bank National Association, as Trustee (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 814-00818), filed November 15, 2021

4.6	Form of Global Note with respect to the 5.25% Notes due 2028, incorporated by reference to Exhibit 4.5 hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 15, 2021	PHENIXFIN CORPORATION

	By:	/s/ David Lorber
Name: David Lorber
Title: Chief Executive Officer

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